                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      AASCHE TRANSPORTATION SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                [AASCHE TRANSPORTATION SERVICES INC. LETTERHEAD]

                                                                  April 19, 1999

Dear Stockholder:

     It is my pleasure to invite you to the 1999 Annual Meeting of Stockholders of Aasche Transportation Services, Inc. The meeting will be held at the Best Western Clock Tower Resort and Conference Center, 7801 East State Street, Rockford, Illinois 61108 on Wednesday, May 19, 1999, at 10:00 A.M. Central Standard Time.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.

     I look forward to seeing you at the meeting. On behalf of the management and directors of Aasche Transportation Services, Inc., I want to thank you in advance for your continued support and confidence in 1999.

                                          Sincerely,
                                          LARRY L. ASCHE

                                          Larry L. Asche
                                          Chairman of the Board and
                                          Chief Executive Officer

                      AASCHE TRANSPORTATION SERVICES, INC.
                          10214 NORTH MT. VERNON ROAD
                            SHANNON, ILLINOIS 61078

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1999

To the Stockholders of Aasche Transportation Services, Inc.:

     The Annual Meeting of Stockholders of Aasche Transportation Services, Inc., a Delaware corporation (the "Company"), will be held at the Best Western Clock Tower Resort and Conference Center, 7801 East State Street, Rockford, Illinois 61108, on Wednesday, May 19, 1999, at 10:00 A.M. Central Standard Time for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To elect two directors to serve a term of 3 years or until their respective successors are elected and qualified;

     2. To approve amendments to the Stock Option Plan which include a proposed increase of 254,000 in the number of shares subject to the Plan;

     3. To approve an amendment to the Company's Certificate of Incorporation to authorize and create 1,000,000 shares of Preferred Stock whose terms will be designated, and which may be issued from time to time by the Board of Directors;

     4. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from Aasche Transportation Services, Inc. to Asche Transportation Services, Inc.; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's Common Stock, par value $0.0001 per share, at the close of business on March 25, 1999, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement.

     Stockholders who cannot attend are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

     The annual report of the Company for the fiscal year ended December 31, 1998 is being mailed to all Stockholders of record and accompanies this Proxy Statement.

                                          By order of the Board of Directors,
                                          DIANE L. ASCHE
                                          Diane L. Asche
                                          Secretary

Shannon, Illinois
April 19, 1999

                      AASCHE TRANSPORTATION SERVICES, INC.
                          10214 NORTH MT. VERNON ROAD
                            SHANNON, ILLINOIS 61078

                                PROXY STATEMENT
                           -------------------------
                        APPROXIMATE DATE PROXY MATERIAL
                          FIRST SENT TO STOCKHOLDERS:
                                 APRIL 19, 1999
                           -------------------------

     The following information is provided in connection with the solicitation of proxies for the 1999 Annual Meeting of Stockholders of Aasche Transportation Services, Inc., a Delaware corporation ("Aasche" or the "Company"), to be held on May 19, 1999, and adjournments thereof (the "Annual Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                                VOTING OF SHARES

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders, beginning on or about April 19, 1999, in connection with the solicitation of proxies on behalf of the Board of Directors of Aasche (the "Board") for the Annual Meeting. Proxies are solicited to give all stockholders of record on March 25, 1999 (the "Record Date") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

     Each share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date will be required to adopt each of the proposed amendments to the Company's Certificate of Incorporation and the amendment to the Company's Stock Option Plan. Any other matters that may be submitted at the meeting shall be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors, and proxies which are marked to deny discretionary authority on other matters will not be counted in determining whether a majority vote was obtained in such matters. If no directions are given and the signed card is returned, the persons named in the proxy card will vote the shares in favor of the election of all listed nominees, and at their discretion, on any other matter that may properly come before the meeting in accordance with their best judgment. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the meeting by delivering to the Company a proxy bearing a later date or by attending in person and casting a ballot.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

     As of the Record Date, 5,098,930 shares of Common Stock were issued and outstanding.

                               BOARD OF DIRECTORS

GENERAL

     The business affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed through various reports and documents sent to them on a regular basis, through operating and financial reports routinely presented at Board and committee meetings by the Chief Executive Officer and other officers, and through other means.

     The Board had four meetings in 1998. Except for the absence of one director at one meeting, the attendance of all directors at Board meetings was 100%.

     Biographical information on the director nominees and the directors serving unexpired terms is set forth herein under the caption "Item No. 1 -- Election of Directors."

COMMITTEES

     The Board has formed the standing Audit Committee, the Compensation Committee and the Stock Option Committee to assist the Board in carrying out its duties.

     The AUDIT COMMITTEE has three members, two of whom are independent, nonemployee directors. Members of this committee are Dennis D. Wilson, Michael Todd Recob and Leon M. Monachos, who is Chief Financial Officer of the Company. The Audit Committee considers the adequacy of the internal controls of the Company and the objectivity and integrity of financial reporting and meets with the independent certified public accountants and appropriate Company financial personnel about these matters.

     The COMPENSATION COMMITTEE has three members, two of whom are independent, nonemployee directors. Members of the committee are Messrs. Wilson, Recob and Larry L. Asche, who is the Chief Executive Officer of the Company. This committee monitors and makes recommendations to the Board with respect to compensation programs for directors and officers and administers compensation plans for executive officers.

     The STOCK OPTION COMMITTEE has two members, each of whom are independent, nonemployee directors. Members of this committee are Messrs. Wilson and Recob. The Stock Option Committee administers the Company's Stock Option Plan.

DIRECTOR COMPENSATION

     Directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Pursuant to the terms of the formula program of the Company's Stock Option Plan, each nonemployee director of the Company upon his initial election to the Board, and at the adjournment of each annual meeting, is granted an option to purchase 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock on the date of grant.

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     The Board, pursuant to the Company's Certificate of Incorporation and By-laws, has determined that the number of directors of the Company shall be eight. The six employee directors on the Board are the Company's Chief Executive Officer, President, Chief Financial Officer, Vice-President (and President of STS subsidiary), President of AG and Vice-President and Secretary. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders. Directors are elected by a plurality of the votes cast.

     The following nominees have been selected and approved by the Board for submission to the stockholders: Richard S. Baugh and Michael Todd Recob, each to serve a three-year term expiring at the 2002 Annual Meeting. Except as otherwise specified in the proxy, proxies will be voted for election of these nominees.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board; however, management knows of no reason why any nominee should be unable or unwilling to serve.

     A summary description of each nominee and each director serving an unexpired term follows.

                         NOMINEES FOR ELECTION AT THIS
                       MEETING TO TERMS EXPIRING IN 2002:

     RICHARD S. BAUGH, age 52, has served as President of AG Carriers, Inc. ("AG Carriers") and a Director since May 1995. Mr. Baugh served as President and Chief Operating Officer of AG Carriers, Inc. from 1982 to May 1995. Prior to 1982, Mr. Baugh served as Vice President and General Manager of AG Carriers, Inc. Mr. Baugh presently serves on the Board of Directors of the Florida Trucking Association.

     MICHAEL TODD RECOB, 47, has served as the Sales Manager for Peterbilt of Wisconsin, Inc. ("Peterbilt") and Fleet Business Manager for JX Enterprises, Inc. (a subsidiary of Peterbilt) since September 1996 and March 1996, respectively. Prior to March 1996, Mr. Recob served as a sales representative for Peterbilt from September 1977 to March 1996.

                THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES

                             DIRECTORS WHOSE TERMS
                              CONTINUE UNTIL 2000:

     KEVIN M. CLARK, age 43, has served as President and Director of the Company since July 1994. Mr. Clark also served as Chief Executive Officer from July 1994 to November 1996. Since May 1987, Mr. Clark has served as Vice President of Asche Transfer, Inc. ("Asche Transfer"). He also serves as Vice-President of AG Carriers and Vice-President of Specialty Transportation Services, Inc. ("STS"). Prior to joining Asche Transfer, Mr. Clark served for over two years as a management consultant to Asche Transfer. From 1982 to 1984, Mr. Clark was Vice President and Director of Batt Trucking, Inc., Caldwell, Idaho, a refrigerated trucking company. From 1980 to 1984, Mr. Clark was the founder and President of National Traffic Services Corporation, Boise, Idaho, a management consulting firm providing regulatory compliance assistance to regional and national transportation companies. Prior to that time, Mr. Clark served as the Transportation Auditor, Acting Director, Idaho Public Utilities Commission, Boise, Idaho and prior thereto, he was a transportation specialist with Consolidated Freightways, Boise, Idaho. Mr. Clark has a B.S. degree in business from Ottawa University, Phoenix, Arizona. Mr. Clark has also received a Transportation Practitioner Degree from the College of Advanced Traffic, Chicago, Illinois and has been admitted to practice before the Interstate Commerce Commission and Federal Maritime Commission. Mr. Clark has served as Chairman of the Advisory Board of Directors of the University of Georgia Trucking Profitability Strategies Conference. He is also the author of three books in the transportation and business fields and has been a frequent speaker for various national organizations.

     DIANE L. ASCHE, age 45, has served as Vice President, Secretary and Director of the Company since July 1994. Mrs. Asche has served as Vice President, Secretary and Director of Asche Transfer since its incorporation in February 1983 and in addition, serves as Secretary of AG Carriers and STS. Mrs. Asche is the wife of Larry L. Asche.

                              DIRECTOR WHOSE TERM
                             CONTINUES UNTIL 2001:

     LARRY L. ASCHE, age 47, has served as Chairman and Director of the Company since July 1994 and as Chief Executive Officer since November 1996. Mr. Asche also served as Chief Operating Officer from July 1994 to November 1996. Mr. Asche has served as President and Director of Asche Transfer since its incorporation in February 1983. He also serves as Chairman of the Board of AG Carriers and Vice President and Director of STS. Mr. Asche acquired the business from Clarence Asche, Mr. Asche's uncle, in 1973 and operated Asche Transfer for ten years as a sole proprietorship. Mr. Asche is the husband of Diane L. Asche.

     LEON M. MONACHOS, age 47, has served as a Director of the Company since March 1996 and as Chief Financial Officer since May 1996. Since September 1996, Mr. Monachos has served as Vice-President -- Finance of Asche Transfer and AG Carriers. He also serves as Vice-President -- Finance and Director of STS. From October 1995 to May 1996, Mr. Monachos had been an advisor to the president and founder of a privately-held transportation services company. From June 1986 to September 1995, he was employed at Ernst & Young LLP, a public accounting firm, most recently as Senior Manager. Mr. Monachos has a B.S. degree from the University of Illinois and is a certified public accountant.

     GARY I. GOLDBERG, age 55, has served as Vice President of the Company since February 1998 and a Director since July, 1996. Mr. Goldberg is President and Director of STS. From 1977 to 1997, Mr. Goldberg served as Executive Vice President of Jack Gray Transport, Inc. ("JGT"). Prior to joining JGT, he was employed by Material Service Corporation and Vulcan Materials Company as controller for eight years. Mr. Goldberg has a B.A. degree in commerce from DePaul University.

     DENNIS D. WILSON, age 47, has served as a Director of the Company since November 1997. Mr. Wilson serves as Chief Accounting Officer and Director of Schawk, Inc. Prior to that, he served as a principal of Wilson Financial Services, Crete, Illinois and Chief Financial Officer of Family Services Center, Matteson, Illinois from 1992 to 1994. Mr. Wilson is a certified public accountant.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Although neither the Board of Directors nor the Compensation Committee has adopted a formal compensation policy applicable to the Company's executive officers, the purpose of the Company's executive compensation is to enable the Company to attract, retain and motivate qualified executives to ensure the long-term success of the Company and its business strategies. The Compensation Committee intends to review the compensation policy for the Company's executive officers in order to align executive compensation with the business objectives and performance of the Company and to place greater emphasis on incentive compensation.

     Executive compensation has generally consisted of two principal components: base salary and bonus. At the time of the Company's initial public offering in 1994, the Company entered into a five-year employment and stock option agreement with Larry L. Asche, its Chief Executive Officer. Under the agreement, Mr. Asche received a base salary of $200,000 in 1998. In addition, Mr. Asche is eligible to receive a cash and/or stock bonus following the end of each fiscal year as the Compensation Committee, in its sole discretion, deems appropriate, after taking into consideration the Company's achievement of revenue and operating goals and financial performance for the fiscal year then ended and the executive's contribution thereto. Based on Mr. Asche's efforts in returning Asche Transfer to profitability, his efforts in completing the acquisition of the Waste Transport Business and Mr. Asche's outstanding leadership, the Compensation Committee approved a cash bonus of $50,000 to Mr. Asche. Mr. Asche abstained from such approval. In addition, the Stock Option Committee approved a grant of options to purchase 25,000 shares of Common Stock at an exercise price of $3.66. The Options are currently exercisable. The employment and stock option agreement with Mr. Asche is described in the section captioned "Employment Agreements."

     As part of Mr. Asche's employment and stock option agreement, Mr. Asche was granted an option to purchase 26,000 shares of Common Stock vesting (i) 5,000 shares on January 1, 1995 at an exercise price of $8.75 per share; (ii) 6,000 shares on January 1, 1996 at an exercise price of $9.00; (iii) 7,000 shares on January 1, 1997 at an exercise price of $9.25 per share; and (iv) 8,000 shares on January 1, 1998 at an exercise price of $9.50 per share. These options, which were granted with an exercise price greater than the fair market value per share of the Common Stock on the date of grant, are intended to encourage the creation of stockholder value over the long-term by aligning the financial interests of Mr. Asche with those of the Company's stockholders.

     The salary, bonus and stock options paid or granted by the Company to the Chief Executive Officer and the other most highly compensated executive officer of the Company in 1998 is set forth in the tables following this report. The Board of Directors believes that the present executive officers of the Company are dedicated to increasing profitability and stockholder value and that the compensation to be paid to the executives of the Company will contribute to this focus.

                             COMPENSATION COMMITTEE

                                Dennis D. Wilson
                               Michael Todd Recob
                                 Larry L. Asche

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The Compensation Committee is presently composed of Dennis D. Wilson, Michael Todd Recob and Larry L. Asche. Except for Mr. Asche, none of the members of the Compensation Committee is or was formerly an officer or employee of the Company.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth on the following page is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the Nasdaq Market Index and a Company-selected peer group of transportation services companies (the "Peer Group"). The graph assumes that $100 was invested on September 23, 1994 (the effective date of the Company's initial public offering) at the initial public offering price of $7.00 per share, in each of the Company's Common Stock, the Nasdaq Market Index and the Peer Group, and that all dividends were reinvested.

                           TOTAL SHAREHOLDER RETURNS
           PERFORMANCE GRAPH FOR AASCHE TRANSPORTATION SERVICES, INC.

                  Prepared by Media General Financial Services
                 Produced on 2/26/99 including data to 12/31/98
PERFORMANCE GRAPH

                                                  AASCHE TRANSPORTATION      CUSTOMER SELECTED STOCK
                                                     SERVICES, INC.                   LIST                 NASDAQ MARKET INDEX
                                                  ---------------------      -----------------------       -------------------
'9/23/94'                                                100.00                      100.00                      100.00
'12/31/94'                                                92.42                       90.56                       97.99
'12/31/95'                                                63.64                       66.46                      127.10
'12/31/96'                                                62.12                       69.54                      157.94
'12/31/97'                                                48.48                       85.21                      193.20
'12/31/98'                                                48.48                       60.56                      272.49


                                    9/23/94   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
 AASCHE Transportation Services     100.00     92.42       63.64      62.12      48.48      48.48
 Customer Selected Stock List       100.00     90.56       66.46      69.54      85.21      60.56
 NASDAQ Market Index                100.00     97.99      127.10     157.94     193.20     272.49

-------------------------
NOTES:

(a) Peer Group return is weighted by market capitalization.

(b) The Peer Group is comprised of the common stock of the following companies:
    Frozen Food Express, Inc., KLLM Transport Services, Inc., Marten Transport, Ltd. and Simon Transportation Services, Inc.

                             EXECUTIVE COMPENSATION

GENERAL

     The following table sets forth compensation awarded or earned by the Company's Chief Executive Officer and to the other named executive officers as of the end of 1998.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                     COMPENSATION AWARDS
                                                                   -----------------------
                                                                                SECURITIES
                                            ANNUAL COMPENSATION    RESTRICTED   UNDERLYING
                                            --------------------     STOCK       OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)   AWARDS($)       (#)       COMPENSATION(1)
---------------------------          ----   ---------   --------   ----------   ----------   ---------------
Larry L. Asche.....................  1998    200,000     50,000        0          51,000          3,375
  Chairman of the Board &            1997    200,000          0        0          26,000          4,750
  Chief Executive Officer            1996    150,000          0        0          26,000          5,230
Kevin M. Clark.....................  1998    135,000          0        0          26,000          4,725
  President                          1997    135,000          0        0          26,000          4,725
                                                                                                  4,624
                                     1996    135,000          0        0          26,000
Leon M. Monachos...................  1998    150,000     50,000        0         330,000              0
  Chief Financial Officer            1997    150,000          0        0         205,000              0
                                                                                                      0
                                     1996    120,000          0        0         205,000
Gary I. Goldberg...................  1998    175,000          0        0         545,000          2,019
  Vice President(2)

-------------------------
(1) Represents matching payments under the Company's 401(k) Plan.

(2) Mr. Goldberg also serves as President of STS.

                             OPTION GRANTS IN 1998

     The following table provides further information on individual stock option grants made for fiscal 1998 to the named executive officers.

                                                 INDIVIDUAL GRANTS
                                  -----------------------------------------------    POTENTIAL REALIZABLE
                                  NUMBER OF       % OF                              VALUE AT ASSUMED ANNUAL
                                    SHARES       TOTAL                               RATES OF STOCK PRICE
                                  UNDERLYING    OPTIONS                                APPRECIATION FOR
                                   OPTIONS     GRANTED TO   EXERCISE                    OPTION TERM(1)
                                   GRANTED     EMPLOYEES     PRICE     EXPIRATION   -----------------------
              NAME                  (#)(2)      IN 1998      ($/SH)       DATE        5%($)        10%($)
              ----                ----------   ----------   --------   ----------     -----        ------
Larry L. Asche..................    25,000         2.1%      3.66       12/23/08       57,500      145,750
Kevin M. Clark..................         0           0           --           --            0            0
Leon M. Monachos................    25,000         2.1%      3.66       12/23/08       57,500      145,750
                                   100,000         8.5%      4.03       01/01/08      253,000      642,000
Gary I. Goldberg................    35,000         3.0%      3.66       12/23/08       80,500      204,050
                                   500,000        42.4%      3.9375     01/01/08    1,240,000    3,140,000

-------------------------
(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise.

    Because actual gains will depend, among other things, on future performance of the Common Stock, the amount reflected in this table may not necessarily be achieved.

(2) Options are at the market price on the grant date and, except for 250,000 of the options held by Mr. Goldberg which are exercisable in five years, all options listed are immediately exercisable.

     The following table provides information on the value of the named executive officers' unexercised stock options.

                      OPTION VALUE AS OF DECEMBER 31, 1998

                                                      NUMBER OF SHARES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                    DECEMBER 31, 1998(#)         DECEMBER 31, 1998($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Larry L. Asche.................................     51,000              0        $ 8,500        $     0
Kevin M. Clark.................................     26,000              0              0              0
Leon M. Monachos...............................    270,000         60,000         44,750         15,000
Gary I. Goldberg...............................    295,000        250,000         27,525         15,625

-------------------------
(1) Assumes a stock price of $4 per share, the closing price of the Company's Common Stock reported by the NASDAQ Stock Market on December 31, 1998.

EMPLOYMENT AGREEMENTS

     On September 23, 1994, the Company entered into five-year Employment and Stock Option Agreements with Messrs. Asche and Clark. Under each agreement, Messrs. Asche and Clark currently receive an annual salary of $200,000 and $135,000, respectively.

     As part of their employment agreements, each of Messrs. Asche and Clark have been granted an option to purchase 26,000 shares of the Company's Common Stock beginning on the dates and at the prices set forth below: (i) up to 5,000 shares on January 1, 1995 at an option price of $8.75 per share; (ii) up to 6,000 shares on January 1, 1996 at an option price of $9.00 per share; (iii) up to 7,000 shares on January 1, 1997 at an option price of $9.25 per share; and
(iv) up to 8,000 shares on January 1, 1998 at an option price of $9.50 per share. These options shall expire on, and shall be exercised (if at all) prior to, the first to occur of: (i) seven years after the date of grant of such options; or (ii) the date as of which the executive shall cease, for any reason or cause whatsoever and without regard for such reason or cause, to be an officer of the Company. As of December 31, 1998, options to purchase 26,000 shares of the Company's Common Stock have become exercisable under each of their respective employment agreements.

     On May 15, 1996, the Company entered into a five-year Employment and Stock Option Agreement with Leon M. Monachos. Under the agreement, Mr. Monachos currently receives an annual salary of $150,000. As a part of the employment agreement, Mr. Monachos has been granted an option to purchase 200,000 shares of the Company's Common Stock at an option price of $3.75 per share, 140,000 of which are currently exercisable and 20,000 of which become exercisable on each anniversary date of such agreement.

     On January 2, 1998, the Company entered into a five-year Employment and Stock Option Agreement with Gary I. Goldberg. Under the Agreement, Mr. Goldberg currently receives a salary of $175,000. As a part of the employment agreement, Mr. Goldberg was granted an option to purchase 500,000 shares of the Company's common stock at an option price of $3.9375 per share, 250,000 of which are currently exercisable and 250,000 are exercisable on the fifth anniversary date of such agreement.

STOCK OPTION PLAN

     The Board has adopted the Aasche Transportation Services, Inc. Stock Option Plan (the "Stock Option Plan"), which was an amendment and restatement of the Company's Key Employee Incentive Stock Option Plan ("Prior Plan") and reflected
(i) certain design changes to the Prior Plan, and (ii) the merger into the Prior Plan of a number of plans and agreements maintained by the Company and certain of its affiliates ("Other Prior Plans"). The purpose of the Stock Option Plan is to promote the interests and enhance the value of the Company by linking the personal interests of its employees and directors with those of its stockholders, by inducing individuals of outstanding ability and potential to join and remain with the Company and by providing the participating employees and directors with an additional incentive to promote the success of the Company. The restatement of the Prior Plan and the Other Prior Plans does not affect the rights of individuals who participated in the Prior Plan and the Other Prior Plans in accordance with their provisions. All matters relating to eligibility for options and the number of options to which such individuals may be entitled based upon events occurring prior to the adoption of the Stock Option Plan, except as otherwise expressly provided therein, are determined in accordance with the applicable provisions of the Prior Plan and the Other Prior Plans.

     The Stock Option Plan is administered by the Stock Option Committee. The Stock Option Committee has discretion to determine which "key employees" and "key non-employees" (i.e., non-employee directors, consultants or independent contractors) will be recipients of options under the Stock Option Plan, and to establish the terms, conditions and limitations of each option (subject to the terms of the Stock Option Plan and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code")), including the type and amount of the options, the number of shares of Common Stock to be subject to any option, the exercise price of any options, and the date or dates upon which options become exercisable or upon which any restrictions applicable to any option lapse. Options may also be granted to a prospective employee, conditioned upon such person becoming an employee. Members of the Committee are not eligible for options while serving on the Committee, unless the option is made pursuant to a formula that either states the amount and price of the Common Stock to be awarded to the members of the Committee and specifies the timing of the option, or sets a formula that determines the amount, price and timing of the option using objective criteria. Other than formula options, the members of the Stock Option Committee must not have received any options pursuant to the Stock Option Plan or any similar plan for one year prior to being appointed to the Committee, or for such other time period necessary to fulfill the then current Rule 16b-3 requirements under the Securities Exchange Act of 1934, as amended. The Committee also has full power to construe and interpret the Stock Option Plan and the options granted under the Stock Option Plan, and to establish rules and regulations necessary or advisable for its administration. The determination of the Committee with respect to any matter under the Stock Option Plan to be acted upon by the Committee is conclusive and binding.

     All options granted under the Stock Option Plan will have an exercise price per share equal to the fair market value of a share at the time the option is granted. As required by the Code, if an incentive option is granted to any participant who owns more than ten percent of the voting power of the Company (a "Significant Stockholder"), then the exercise price per share to such participant must be not less than one hundred ten percent (110%) of fair market value on the date of grant. Fair market value equals the closing sales price of the Common Stock on the date of grant.

     The Committee may at any time and from time to time grant one or more options to one or more key employees and may designate the number of Shares to be subject to each option so granted, provided, however, that (i) each participant receiving an incentive option must be a key employee of the Company or of an affiliate at the time an incentive option is granted; (ii) no incentive options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Stock Option Plan by the Company or the approval of the Stock Option Plan by the stockholders of the Company; the maximum term of all incentive options granted under the Stock Option Plan may not be greater than ten years (incentive options granted to a Significant Stockholder have a maximum term of five years; and (iv) the fair market value of the Shares (determined at the time the option is granted) as to which incentive options are exercisable for the first time by any key employee during any single calendar year (under the Stock Option Plan and under any other incentive option plan of the Company or an Affiliate) shall not exceed $100,000.

     A participant who ceases to be an employee or non-employee director of the Company or its subsidiaries for any reason other than death, disability or termination "for cause" will be permitted to exercise any option, to the extent it was exercisable on the date of such cessation, but only within three months of such cessation (or, if earlier, within the originally prescribed term of the option.) A participant who is terminated for "cause," as defined in the Stock Option Plan, will immediately lose all rights to exercise any options. If a participant dies, his or her estate or personal representative may exercise the option, to the extent it was exercisable on the date of death. If a participant becomes permanently disabled, he or she may exercise an option to the extent it was exercisable at the time of the onset of the disability or, if the option vests periodically, to the extent it would have been exercisable as of the next periodic vesting date. In the case of death or disability, the Option must be exercised within six (6) or twelve (12) months after the date of death or onset of disability, respectively, and prior to the original expiration date of the option.

     In the event the Company pays a stock dividend or makes a distribution of shares, or splits up, combines, reclassifies or substitutes other securities for its outstanding shares of Common Stock, the Committee shall make an appropriate adjustment to the number of shares subject to outstanding options and the exercise prices thereof.

     Options under the Stock Option Plan are also granted to directors and advisors who are not employees of the Company. Each director and non-employee advisor is automatically granted options to purchase 5,000 shares of the Company's common stock on the date such director or advisor is first appointed and at the adjournment of each annual meeting. The exercise price of each option is equal to the closing price of the common stock on the date of grant. An option may be exercised at any time within 10 years from the date of grant. At December 31, 1998, 1997 and 1996, options to purchase 318,000, 55,000 and 25,000 shares, respectively, have been granted at prices ranging from $3.66 to $10.94, of which 5,000 options were exercised at a price per share of $3.75 in May 1997. No options were exercised in 1998 or 1996.

     The Board may amend the Stock Option Plan in any respect, except that the following changes may not be made without stockholder approval: (i) the maximum number of shares available for options may not be increased (except upon stock splits and dividends, combinations and similar events), (ii) the requirements as to eligibility may not be materially modified, (iii) the cost of the Stock Option Plan or benefits to participants may not be materially modified, (iv) the period during which options may be granted or exercised may not be extended, (v) the provisions of the Stock Option Plan regarding option price may not be modified, and (vi) the class of employees eligible to receive incentive options may not be modified.

     The Board may terminate the Stock Option Plan at any time. However, no termination or amendment will affect the rights of participants under options previously granted without a participant's consent. Unless previously terminated, the Stock Option Plan will terminate on June 1, 2006, and no options shall be granted after that date.

     The maximum number of Common Stock which may be issued and sold under the Stock Option Plan, subject to adjustment, is 908,500 shares. As of the Record Date, the Company had outstanding options to purchase an aggregate of 714,000 shares of Common Stock at per share exercise prices ranging from $3.66 to $10.94.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to the grant and exercise of options under the Stock Option Plan and with respect to the sale of Common Stock acquired under the Stock Option Plan.

     Incentive Stock Options. In general, a participant will not recognize ordinary income upon the grant or exercise of an incentive stock option. If the participant holds the stock acquired through the exercise of an incentive stock option for one year from the date of exercise and two years from the date of the grant, the participant will thereafter recognize a long-term capital gain or loss upon a subsequent sale of the stock, based upon the difference between the incentive stock option's exercise price and the sale price. If the participant sells the stock before the requisite holding period, then the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise.

     Non-Statutory Options. As in the case of an incentive stock option, a participant will not recognize ordinary income upon the grant of a non-statutory option. Unlike in the case of an incentive stock option, however, upon exercise of a non-statutory option, a participant generally will recognize ordinary income in an amount equal to the difference between the exercise price for the option and the fair market value of the Company's Common Stock on the exercise date. With respect to any Common Stock acquired upon exercise of a non-statutory option ("NSO Stock"), a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. The capital gain or loss will be long-term or short-term gain or loss, depending upon the holding period of the shares.

     Tax Consequences to the Company. The grant of an option under the Stock Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the Stock Option Plan nor the sale of any Common Stock acquired under the Stock Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Stock Option Plan, provided the Company includes and reports such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form filing).

401(K) PLAN

     The Company currently maintains a 401(k) Retirement & Savings Plan (the "401(k) Plan"). The 401(k) Plan is available to all full-time employees of the Company who are at least 21 years of age and have been employed by the Company for one year, including executive officers. In September 1994, the Company amended and restated the 401(k) Plan to include as a part of the 401(k) Plan an employee stock ownership plan for the benefit of all eligible employees of the Company, including executive officers. The Company is required to provide a 50% matching contribution of each participant's elective contributions to the plan up to a maximum of 6% for each participant's annual compensation. Additionally, the Company may also contribute a discretionary amount, as determined by the Board of Directors. Contributions made by the Company to the 401(k) Plan were $347,000, $104,000 and $97,000 for the years ended December 31, 1998 1997 and
1996, respectively. See "Employee Stock Ownership Plan."

EMPLOYEE STOCK OWNERSHIP PLAN

     On September 22, 1994, the Company amended and restated the 401(k) Plan to include an employee stock ownership plan ("ESOP") for the benefit of all eligible employees of the Company. The ESOP was subsequently amended on October 14, 1994, November 15, 1994 and August 10, 1995. The current trustees of the ESOP are Dennis D. Wilson and Michael Todd Recob, independent directors of the Company (the "Trustees"). Participants direct the Trustees as to the voting of the Company's Common Stock allocated to their accounts. Participants are permitted to elect to purchase the Company's Common Stock from funds invested in the 401(k) Plan.

     The ESOP was funded by the sale of 75,000 shares of the Company's Common Stock from Larry L. Asche, Diane L. Asche and Kevin M. Clark, which sale occurred on October 21, 1994. The Company filed a Registration Statement on Form S-8 under the Securities Act of 1933 to register such shares, which became effective on December 21, 1994. The price of the shares sold to the ESOP was $8.275 per share, which was determined by the Trustees with reference to the average trading price of the Company's Common Stock during a period of time after the effective date of its initial public offering. The purchase of the shares by the ESOP was initially funded by a one-year loan in the principal amount of $620,625 (plus interest at the prime rate) from Harris Trust and Savings Bank, Chicago, Illinois. The remaining balance at December 31, 1998 of $155,000 has been refinanced by a one-year loan from American National Bank and Trust Company of Chicago, secured by approximately 42,000 shares of the Company's Common Stock and guaranteed by the

Company, Asche Transfer and AG Carriers. The shares are held in escrow and are released by the lender to participants' accounts in the ESOP as the loan is repaid. The ESOP expects to repay the loan from future matching contributions by the Company and from purchases of the Company's Common Stock by the participants as described below.

     Participants in the ESOP are permitted to contribute a percentage of their before-tax earnings to purchase the Company's Common Stock as well as other investments currently permitted under the 401(k) Plan. The Company is required to make annual matching contributions equal to 50% of the amount of salary contributed by each employee, not to exceed 6% of each participant's annual compensation. The matching contribution may be used by the ESOP to purchase the Company's Common Stock for the account of the participant. The Company may also contribute a discretionary amount, as determined by the Company's Board of Directors. Further, any matching contributions under the 401(k) Plan may be used to purchase the Company's Common Stock for the account of the participant. The Company made no contributions to the ESOP in 1998, 1997 or 1996. See "401(k) Plan."

EMPLOYEE STOCK PURCHASE PLAN

     In December 1994, the Company implemented an Employee Stock Purchase Plan ("ESPP") for the benefit of all eligible employees of the Company. Participants in the ESPP may contribute "after-tax" compensation through payroll deductions. Prior to May 1, 1996, the Company was required to provide a 25% matching contribution. After May 1, 1996, contributions are no longer subject to any matching by the Company. The contributions are used to purchase the Company's Common Stock from either the ESOP or on the open market. The Company made no contributions to the ESPP in 1998 and 1997 and made contributions of $6,000 in 1996. See "Employee Stock Ownership Plan."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently leases certain of its revenue equipment from (i) Asche-Nielsen, an entity owned by Mr. Asche; (ii) Angela Asche, Michele Asche and Daniel Asche, children of Mr. and Mrs. Asche; (iii) L&D Leasing, an entity owned by Mr. and Mrs. Asche; and (iv) K&D Leasing, an entity owned by Mr. Clark and his wife. Payments to related parties on capital lease obligations in 1998, 1997 and 1996 were $686,000, $817,000 and $874,000, respectively.

     In connection with the financing of the acquisition of the municipal solid waste transport division of Jack Gray Transport, Inc., (the "Waste Transport Business") the Company issued $2,175,000 of subordinated debt to Larry L. Asche, Diane L. Asche, Kevin M. Clark, Richard S. Baugh, Gary I. Goldberg, Linda L. Rockey, Dr. Robert L. Rockey and Michael Todd Recob at interest rates ranging between 8.25% per annum and 14% per annum (which was equal to the interest rate that other investors who were not affiliated with the Company or any of the officers and directors received for like indebtedness). In addition, these same individuals were issued warrants to purchase 367,500 shares of Common Stock at prices ranging from $3.90 to $4.20 per share, which was the fair market value of the stock on the date the warrants were issued.

     On July 23, 1998, STS acquired all of the capital stock of Dump Truck Services, Inc. ("DTS") from an individual and Gary I. Goldberg, the president of STS, for approximately $1.4 million in cash. DTS transports dry bulk commodities in dump vehicles in the northeastern United States.

     On January 29, 1999, Gary I. Goldberg, Diane L. Asche, Michael Todd Recob, Linda Rockey and an unrelated individual exchanged $675,000 of subordinated debt bearing interest at 14% per annum for 135,000 shares of the Company's Common Stock.

     On March 12, 1999, James A. Jalovec exchanged $1,150,000 of subordinated debt bearing 14% interest for 230,000 shares of the Company's Common Stock. Additionally, $189,000 of accrued interest owed to Mr. Jalovec was exchanged for an additional 37,800 shares of the Company's Common Stock and 75,000 warrants to purchase the Company's Common Stock at $5 per share were issued to Mr. Jalovec.

     The Company does not intend to enter into any other type of transaction with officers, directors, 5% stockholders, or affiliates, including making any loans, unless the terms are no less favorable to the Company than those that could be obtained from unrelated third parties and the transactions are unanimously approved by the Company's independent directors.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 25, 1999 by: (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each of the named executive officers; and (iv) all directors and named executive officers as a group. Except as otherwise indicated, each person named below has an address in care of the Company's principal executive offices. The Company believes that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such holder.

                                                                      AMOUNT AND
                                                                       NATURE OF              PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP(1)         CLASS
------------------------------------                            -----------------------       ----------
Larry L. Asche..............................................             569,011(2)(4)           10.8
Diane L. Asche..............................................             544,842(3)(4)           10.4
Kevin M. Clark..............................................             536,956(5)              10.3
Leon M. Monachos............................................             290,000(6)               5.4
Richard S. Baugh............................................             140,075(7)               2.7
Gary I. Goldberg............................................             431,932(8)               8.0
Dennis D. Wilson............................................              11,500(9)                 *
Michael Todd Recob..........................................              22,500(10)                *
James A. Jalovec............................................             741,250(11)             14.0
All directors and executive officers as a group (8
  persons)..................................................           2,546,816(12)             41.3

-------------------------
  *  less than 1%

 (1) Applicable percentage of ownership as of March 25, 1999 is based upon 5,098,930 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares shown as beneficially owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 25, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) Includes (i) options to purchase 26,000 shares of Common Stock pursuant to an employment and stock option agreement; (ii) options to purchase 25,000 shares of Common Stock pursuant to the Stock Option Plan; and (iii) warrants to purchase 100,000 shares of Common Stock issued in connection with the subordinated debt financing of the acquisition of the Waste Transport Business. See "Certain Relationships and Related Transactions."

 (3) Includes (i) options to purchase 26,000 shares of Common Stock pursuant to an employment and stock option agreement; and (ii) warrants to purchase 102,500 shares of Common Stock issued in connection with the subordinated debt financing of the acquisition of the Waste Transport Business. See "Certain Relationships and Related Transactions."

 (4) Larry L. Asche and Diane L. Asche are husband and wife. Each of the Asches disclaims beneficial interest in the Common Stock held in the name of his or her spouse.

 (5) Includes (i) options to purchase 26,000 shares of Common Stock pursuant to an employment and stock option agreement; and (ii) warrants to purchase 100,000 shares of Common Stock issued in connection with the subordinated debt financing of the acquisition of the Waste Transport Business. See "Certain Relationships and Related Transactions."

 (6) Represents (i) options to purchase 160,000 shares of Common Stock pursuant to an employment and stock option agreement between the Company and Mr. Monachos; and (ii) options to purchase 130,000 shares of Common Stock pursuant to the Stock Option Plan.

 (7) Includes warrants to purchase 25,000 shares of Common Stock issued in connection with the subordinated debt financing of the acquisition of the Waste Transport Business. See "Certain Relationships and Related Transactions."

 (8) Includes (i) options to purchase 250,000 shares of Common Stock pursuant to an employment and stock option agreement between the Company and Mr. Goldberg; (ii) options to purchase 45,000 shares of Common Stock pursuant to the Stock Option Plan; and (iii) warrants to purchase 25,000 shares of Common Stock issued in connection with the subordinated debt financing of the acquisition of the Waste Transport Business. See "Certain Relationships and Related Transactions."

 (9) Includes options to purchase 10,000 shares of Common Stock pursuant to the Stock Option Plan.

(10) Includes (i) options to purchase 5,000 shares of Common Stock pursuant to the Stock Option Plan; and (ii) warrants to purchase 5,000 shares of Common Stock issued in connection with the acquisition of the Waste Transport Business.

(11) Includes (i) options to purchase 10,000 shares of Common Stock pursuant to the Stock Option Plan; (ii) warrants to purchase 115,000 shares of Common Stock issued in connection with the subordinated debt financing of the acquisition of the Waste Transport Business; and (iii) warrants to purchase 75,000 shares of Common Stock issued in connection with the conversion of the subordinated debt financing into shares of Common Stock. See "Certain Relationships and Related Transactions." The address of Mr. Jalovec is 7170 South Woelfel Road, Franklin, Wisconsin 53132.

(12) Excludes (i) options to purchase 40,000 shares of Common Stock not currently exercisable pursuant to an employment and stock option agreement between the Company and Mr. Monachos; (ii) warrants held by the underwriters of the Company's initial public offering for the purchase of 53,125 shares of Common Stock, which are currently exercisable; (iii) options to purchase 113,000 shares of Common Stock currently exercisable issued to the Company's non-executive employees pursuant to the Stock Option Plan, as amended; (iv) Series B warrants to purchase 965,705 shares of the Company's Common Stock issued to the stockholders of Polar Express Corporation upon the merger with the Company; (v) options to purchase 35,000 shares of the Company's Common Stock held by former directors and advisor; (vi) options to purchase 250,000 shares of Common Stock not currently exercisable pursuant to an employment and stock option agreement between the Company and Mr. Goldberg; (vii) warrants to purchase 108,126 shares of Common Stock issued to investors and the placement agent in connection with the July 1997 private placement; (viii) warrants to purchase 455,000 shares of Common Stock issued to investors (other than Directors and certain executive officers of the Company) and the placement agent in connection with the subordinated debt financing of the acquisition of the Waste Transport Business; and (ix) options to purchase 360,000 shares of Common Stock granted outside of the Stock Option Plan pursuant to employment and stock option agreements between the Company and certain officers of STS (other than Mr. Goldberg), which options were granted as an inducement essential to such officers entering into the employment agreements.

           ITEM NO. 2 -- AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, the Second Amendment to the Aasche Transportation Services, Inc. Stock Option Plan (the "Stock Option Plan"). In the event that stockholder approval is received, the Stock Option Plan would be amended as set forth in Appendix A.

DISCUSSION OF PROPOSAL

     The main purpose for amending the Stock Option Plan is to increase the number of shares available for grant thereunder.

     Under the Stock Option Plan, a total of 908,500 shares of common stock have currently been reserved for issuance. The Company has determined to make the Stock Option Plan available to greater numbers of employees and anticipates requiring flexibility in compensating its key employees in the future and otherwise as needed to attract and retain qualified employees and to sustain future growth in the Company's operations. The Company will require additional options for granting to certain key executives upon the renewal of their employment agreements with the Company in 1999. The Board of Directors has adopted, subject to stockholder approval, an amendment to increase the aggregate number of shares reserved for issuance under the Stock Option Plan to 1,162,500. As of March 25, 1999, the market value of the 254,000 additional shares proposed to be reserved for issuance under the Stock Option Plan was $1,270,000. Cash payments received by the Company under the Stock Option Plan will be used for general corporate purposes. See "Stock Option Plan."

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date will be required to adopt the amendment to the Stock Option Plan. If stockholders do not approve the amendment to the Stock Option Plan, the existing plan will continue in operation.

     ITEM NO. 3 -- AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
       TO AUTHORIZE AND CREATE 1,000,000 SHARES OF PREFERRED STOCK WHOSE TERMS WILL BE DESIGNATED AND WHICH MAY BE ISSUED FROM TIME TO TIME
                           BY THE BOARD OF DIRECTORS

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to authorize the issuance of 1,000,000 shares of Preferred Stock, the specific terms of which the Board of Directors may from time to time designate. In the event that stockholder approval is received, the Company's Certificate of Incorporation would be amended as set forth in Appendix B.

DISCUSSION OF PROPOSAL

     The proposed amendment to the Certificate of Incorporation will allow for the issuance of Preferred Stock that will give the Company significant flexibility to develop and structure transactions designed to raise working capital in the future. The Company does not intend to issue Preferred Stock in connection with any acquisitions, none of which are currently contemplated.

     The authorization of the Preferred Stock will allow the Company to issue securities with rights, preferences, and privileges that may be greater than those of the holders of the Company's Common Stock. However, the authorization of the Preferred Stock may create a voting impediment or frustrate persons seeking to effect a merger or to otherwise gain control of the Company.

     If this proposal is approved by the holders of a majority of the outstanding shares of Common Stock, Paragraph 4 of the Certificate of Incorporation will read as follows:

          "The Corporation is authorized to issue a total of Eleven Million shares (11,000,000) of stock consisting of two classes of shares designated to be "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is Ten Million (10,000,000), each with a par value of $0.0001, and the number of shares of Preferred Stock authorized to be issued is One Million (1,000,000), each with a par value of $0.0001. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may, by resolution, fix the designation and number of shares of any such series, and may determine, alter, revoke the rights, including voting rights, preferences, privileges, and restrictions, pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any series (but not below the number of shares of that series outstanding)."

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date will be required to adopt this amendment to the Certificate of Incorporation. If stockholders do not approve the amendment to the Company's Certificate of Incorporation, the Company shall not be authorized to issue Preferred Stock.

     ITEM NO. 4 -- AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                    TO CHANGE THE NAME OF THE CORPORATION TO
                      ASCHE TRANSPORTATION SERVICES, INC.

     The Board of Directors of the Company has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to authorize the change of the name of the Company from Aasche Transportation Services, Inc. to Asche Transportation Services, Inc. In the event that stockholder approval is received, the Company's Certificate of Incorporation would be amended as set forth in Appendix C.

DISCUSSION OF PROPOSAL

     At the time of the Company's initial public offering in 1994, the Company was formed with the name "Aasche Transportation Services Inc." to become the holding company of a group of subsidiaries which included, at the time, its sole subsidiary, Asche Transfer Inc. Since that time, the Company has experienced confusion with its customers, vendors, employee and stockholders because of the additional "A" in the parent company's name. The Board of Directors believes that by conforming the spelling of the Asche name to the spelling of the Asche Transfer Inc. subsidiary the confusion will be eliminated.

     If this proposal is approved by the holders of a majority of the outstanding shares of Common Stock, Paragraph 1 of the Certificate of Incorporation will read as follows:

     "1. The name of the Corporation is Asche Transportation Services, Inc."

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date will be required to adopt this amendment to the Certificate of Incorporation. If stockholders do not approve the amendment to the Company's Certificate of Incorporation, the name of the Company shall remain Aasche Transportation Services, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THESE AMENDMENTS TO THE COMPANY'S STOCK OPTION PLAN AND ITS CERTIFICATE OF INCORPORATION AND PROXIES SOLICITED BY THE BOARD, WHICH ARE DULY EXECUTED AND RETURNED, WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31,

1998, all such Section 16(a) filing requirements were complied with except that Larry Asche, Leon Monachos and Gary Goldberg inadvertently did not report until their year-end report on Form 5 that they were granted options to purchase 25,000, 25,000 and 35,000 shares of Common Stock, respectively, on December 22, 1998 pursuant to the Stock Option Plan. In addition, James A. Jalovec inadvertently did not report until 1999 that he purchased 5,000 shares of Common Stock on June 4, 1998. At the time of such purchase, Mr. Jalovec was a director of the Company.

               STOCKHOLDER PROPOSALS FOR THE 2000 PROXY STATEMENT

     Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2000 Annual Meeting of Stockholders should submit the proposal in writing to Secretary, Aasche Transportation Services, Inc., 10214 N. Mt. Vernon Rd., Shannon, Illinois 61078.

                               OTHER INFORMATION

     The 1998 Annual Report to Stockholders of the Company which includes a copy of the Company's Annual Report on Form 10-K for 1998 is being mailed to all stockholders of record and accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits) will be furnished, without charge, by writing to Leon Monachos, Aasche Transportation Services, Inc., 10214 N. Mt. Vernon Road, Shannon, Illinois 61078.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, the Company's independent public accountants, has examined the Company's financial statements for the fiscal year ended December 31, 1998. The Company expects representatives of Ernst & Young LLP to be available at the Annual Meeting to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     If any matter not described herein should properly come before the meeting, the persons named in the proxy card will vote the shares in accordance with their best judgment. At the same time this Proxy Statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

                                          For the Board of Directors

                                          DIANE L. ASCHE
                                          DIANE L. ASCHE
                                          Secretary

Shannon, Illinois
April 19, 1998

                                   APPENDIX A
                   TEXT OF AMENDMENT TO THE STOCK OPTION PLAN
                            SECOND AMENDMENT TO THE
                      AASCHE TRANSPORTATION SERVICES, INC.
                               STOCK OPTION PLAN

     The Aasche Transportation Services, Inc. Stock Option Plan (the "Plan") is
hereby amended, effective                , 1999, as follows:

     1. The aggregate number of Shares as to which Options may be granted pursuant to Article II of the Plan shall be increased from 908,500 to 1,162,500.

     IN WITNESS WHEREOF, Aasche Transportation Services, Inc. has caused this Amendment to be executed by its officer hereto duly authorized this
               day of           , 1999.

                                          AASCHE TRANSPORTATION SERVICES, INC.

                                          By:

                                            ------------------------------------
                                          Name: Larry L. Asche

                                              ----------------------------------
                                          Its: Chairman and Chief Executive
                                               Officer

                                            ------------------------------------

                                   APPENDIX B
             TEXT OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                                PREFERRED STOCK
                                AMENDMENT TO THE
                      AASCHE TRANSPORTATION SERVICES, INC.
                          CERTIFICATE OF INCORPORATION

     The Aasche Transportation Services, Inc. Certificate of Incorporation (the
"Certificate") is hereby amended, effective             , 1999, by striking
Paragraph 4 in its entirety and replacing it with the following:

          "The Corporation is authorized to issue a total of One Million shares (1,000,000) of stock consisting of two classes of shares designated to be "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is Ten Million shares (10,000,000), each with a par value of $0.0001, and the number of shares of Preferred Stock authorized to be issued is One Million shares (1,000,000), each with a par value of $0.0001. The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may, by resolution, fix the designation and number of shares of any such series, and may determine, alter, revoke the rights, including voting rights, preferences, privilege, and restrictions, pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any series (but not below the number of shares of that series outstanding)."

     IN WITNESS WHEREOF, Aasche Transportation Services, Inc. has caused this
Amendment to be executed by its officer hereto duly authorized this      day of
            , 1999.

                                          AASCHE TRANSPORTATION SERVICES, INC.

                                          By:

                                            ------------------------------------
                                          Name: Larry L. Asche

                                              ----------------------------------
                                          Its: Chairman and Chief Executive
                                               Officer

                                            ------------------------------------

                                   APPENDIX C
             TEXT OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                  NAME CHANGE
                                AMENDMENT TO THE
                      AASCHE TRANSPORTATION SERVICES, INC.
                          CERTIFICATE OF INCORPORATION

     The Aasche Transportation Services, Inc. Certificate of Incorporation (the
"Certificate") is hereby amended, effective             , 1999, by striking
Paragraph 1 in its entirety and replacing it with the following:

     "1. The name of the Corporation is Asche Transportation Services, Inc."

     IN WITNESS WHEREOF, Aasche Transportation Services, Inc. has caused this
Amendment to be executed by its officer hereto duly authorized this      day of
            , 1999.

                                          AASCHE TRANSPORTATION SERVICES, INC.

                                          By:

                                            ------------------------------------
                                          Name: Larry L. Asche

                                              ----------------------------------
                                          Its: Chairman and Chief Executive
                                               Officer

                                            ------------------------------------

                      AASCHE TRANSPORTATION SERVICES, INC.
               10214 N. MT. VERNON ROAD, SHANNON, ILLINOIS 61076

                                     PROXY
         The undersigned hereby appoints Larry L. Asche and Leon M. Monachos and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Aasche Transportation Services, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Best Western Clock Tower Resort and Conference Center, 7801 East State Street, Rockford, Illinois 61108 on Wednesday, May 19, 1999 at 10:00 a.m. (Central Standard Time), and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon all subjects that may properly come before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND
     4

     1. ELECTION OF DIRECTORS

   [ ] FOR the nominees listed below except as marked to          [ ] WITHHOLD AUTHORITY to vote for the nominees listed
       the contrary below                                             below

                    RICHARD S. BAUGH AND MICHAEL TODD RECOB

     ----------------------------------------------------------------------

     2. To approve an amendment to the Stock Option Plan to increase by 254,000 the number of shares subject to the Plan.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     3. To approve an amendment to the Company's Certificate of
     Incorporation to authorize and create one million shares of Preferred Stock whose terms will be designated, and which may be issued from time to time by the Board of Directors.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     4. To approve an amendment to the Company's Certificate of
     Incorporation to change the name of the Company from Aasche
     Transportation Services, Inc. to Asche Transportation Services, Inc.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

        This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

         Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement, as well as a copy of the 1998 Annual Report to Stockholders.
                                           Please sign exactly as your name
                                           appears on your stock
                                           certificates. When shares are
                                           held by joint tenants, both
                                           should sign. When signing as
                                           attorney, executor,
                                           administrator, trustee, or
                                           guardian, please give full title
                                           as such. If a corporation,
                                           please sign in full corporate
                                           name by President or other
                                           authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.

                                           Signature
                                           --------------------------------

                                           --------------------------------
                                           Signature if held jointly

                                           Dated:
                                           --------------------------------
                                           (Please return in the enclosed
                                           postage-paid envelope. I will [
                                           ] will not [ ] attend the
                                           meeting.) THIS PROXY IS
                                           SOLICITED ON BEHALF OF THE BOARD
                                           OF DIRECTORS.